UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 11, 2008, Integra LifeSciences Holdings Corporation (the “Company”) issued a press release announcing financial results for the quarter ended June 30, 2008 (the “Earnings Press Release”). A copy of the Earnings Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. In the financial statements portion of the Earnings Press Release, the Company has included a reconciliation of GAAP net income to adjusted net income and GAAP earnings per diluted share to adjusted earnings per diluted share used by management for the quarters ended June 30, 2008 and 2007.

The information contained in Item 2.02 of this Current Report on Form 8-K (including the Earning Press Release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K (including the Earnings Press Release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted net income and adjusted earnings per diluted share. Adjusted net income consists of net income excluding (i) acquisition-related charges, (ii) facility consolidation, manufacturing and distribution transfer and system integration charges, (iii) certain employee termination and related costs, (iv) charges associated with discontinued or withdrawn product lines, (v) charges related to restructuring our European subsidiaries, (vi) intangible asset impairment charges, (vii) incremental professional and bank fees related to the delay in the filing of our 2007 Annual Report on Form 10-K, (viii) charge relating to the third quarter 2008 grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement shown in the forward looking guidance and (ix) the income tax expense/benefit related to these adjustments and cumulative impact of changes in tax rates. Adjusted earnings per diluted share are calculated by dividing adjusted net income for earnings per diluted share by diluted weighted average shares outstanding.

The Company believes that the presentation of adjusted net income and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses non-GAAP financial measures in the form of adjusted net income and adjusted earnings per diluted share when evaluating operating performance because we believe that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s acquisition, integration, and restructuring activities or for which the amounts are not expected to recur at the same magnitude as we further build out our finance department and implement certain tax planning strategies, provides a supplemental measure of our operating results that facilitates comparability of our operating performance from period to period, against our business model objectives, and against other companies in our industry. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our core business and the valuation of our Company.

Internally, adjusted net income and adjusted earnings per diluted share are significant measures used by management for purposes of:

•	supplementing the financial results and forecasts reported to the Company’s board of directors;

•	evaluating, managing and benchmarking the operating performance of the Company;

•	establishing internal operating budgets;

•	determining compensation under bonus or other incentive programs;

•	enhancing comparability from period to period;

•	comparing performance with internal forecasts and targeted business models; and

•	evaluating and valuing potential acquisition candidates.

Adjusted net income reflects net income adjusted for the following items:

• Acquisition-related charges. Acquisition-related charges include in-process research and development charges, charges related to discontinued research and development projects for product technologies that were made redundant by an acquisition, inventory fair value purchase accounting adjustments, and impairments to existing intangible assets in connection with a subsequent acquisition. Inventory fair value purchase accounting adjustments consist of the increase to cost of goods sold that occur as a result of expensing the “step up” in the fair value of inventory that we purchased in connection with acquisitions as that inventory is sold during the financial period. Although recurring given the ongoing character of our acquisition program, these acquisition-related charges are not factored into the evaluation of our performance by management after completion of acquisitions because they are of a temporary nature, they are not related to our core operating performance and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions as well as the level of inventory on hand at the time of acquisition.

• Facility consolidation, manufacturing and distribution transfer and system integration charges. These charges, which include employee termination and other costs associated with exit or disposal activities, costs related to transferring manufacturing and/or distribution activities to different locations, and costs associated with the worldwide implementation of a single enterprise resource planning system, result from rationalizing and enhancing our existing manufacturing, distribution and administrative infrastructure. Many of these cost-saving and efficiency-driven activities are identified as opportunities in connection with acquisitions that provide the Company with additional capacity or economies of scale. Although recurring in nature given management’s ongoing review of the efficiency of our manufacturing, distribution and administrative facilities and operations, management excludes these items when evaluating the operating performance of the Company because the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company’s rationalization activities and are, in some cases, dependent upon opportunities identified in acquisitions, which also vary in frequency and magnitude.

• Employee termination and related costs. Employee termination and related costs consist of charges related to significant reductions in force that are not initiated in connection with facility consolidations or manufacturing transfers and senior management level terminations. Management excludes these items when evaluating the Company’s operating performance because these amounts do not affect our core operations and because of the infrequent and/or large-scale nature of these activities.

• Charges associated with discontinued or withdrawn product lines. This represents charges taken and reductions in revenue recorded in connection with product lines that the Company discontinues or withdraws. Management excludes this item when evaluating the Company’s operating performance because of the infrequent nature of this activity.

•  Charges related to restructuring our European subsidiaries. These charges include levies and fees paid to government authorities directly as a result of European subsidiary reorganizations and transfers of business assets between these legal entities. The benefit of the add-back of any incremental income tax provisions directly related to such restructuring activities is included in “Income tax expense (benefit) and the cumulative impact of changes in income tax rates” line below. Management excludes this item when evaluating the Company’s operating performance because of the infrequent nature of this activity.

•  Intangible asset impairment charges. This represents impairment charges recorded against various intangible assets, including completed or core technology, customer relationships, and tradenames. Such impairments result primarily from management decisions to discontinue or significantly reduce promoting certain product lines or tradenames, the inability to incorporate existing product technologies into product development programs, and other circumstances. Management excludes this item when evaluating the Company’s operating performance because of the infrequent and non-cash nature of this activity.

• Incremental professional and bank fees related to the delay in the filing of our 2007 Annual Report on Form 10-K. These charges include incremental fees directly related to the late completion of the audit and filing of our Annual Report on Form 10-K for the year ended 2007, including audit fee overruns from our independent registered accounting firm, fees for legal advice and consultations with our external counsel, and fees paid to various banks in connection with obtaining waivers to certain non-financial debt covenants. Management excludes these items when evaluating the Company’s operating performance because such incremental amounts are not expected to be incurred to the same magnitude subsequent to the completion of our 2007 audit.

• Charge relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement. This charge, shown in the forward looking guidance, was recognized in the third quarter of 2008 upon the grant of restricted stock units that were vested at the time of the grant on August 6, 2008. Management excludes this item when evaluating the Company’s operating performance because of the infrequent nature of this item.

• Income tax expense (benefit) and the cumulative impact of changes in income tax rates and certain other infrequently occurring items that affected the reported income tax rate for the quarter and year-to-date period. Income tax expense is adjusted by (i) the amount of additional tax expense or benefit that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision, based on the statutory rate applicable to jurisdictions in which such non-GAAP adjustments relate, (ii) reductions related to incremental income tax provisions directly related to our European subsidiary restructuring activities, (iii) eliminating the cumulative impact on prior quarters of changes in statutory income tax rates during the year, (iv) penalties, interest, and settlements with government tax authorities related to prior tax periods, and (v) other infrequently occurring tax charges.

Adjusted net income and adjusted earnings per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company expects to continue to incur expenses of a nature similar to some of the non-GAAP adjustments described above, and exclusion of these items from its adjusted net income should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on adjusted net income and adjusted earnings per diluted share are:

• The Company periodically acquires other companies or businesses, and we expect to continue to incur acquisition-related expenses and charges in the future. These costs can directly impact the amount of the Company’s available funds or could include costs for aborted deals which may be significant and reduce GAAP net income.

• All of the adjustments have been tax affected at the Company’s actual tax rates. Depending on the nature of the adjustments and the tax treatment of the underlying items, the effective tax rate related to adjusted net income could differ significantly from the effective tax rate related to GAAP net income.

In the financial statements portion of the Earnings Press Release, the Company has included a reconciliation of GAAP net income to adjusted net income and GAAP earnings per diluted share to adjusted earnings per diluted share used by management for the quarters ended June 30, 2008 and 2007. Also included are reconciliations for future periods.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is the Earnings Press Release issued on August 11, 2008 by the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Earnings Press Release, dated August 11, 2008, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: August 11, 2008	By:	/s/ John B. Henneman, III
John B. Henneman, III
Executive Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release, dated August 11, 2008, issued by Integra LifeSciences Holdings Corporation.